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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
FRESH CHOICE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 12, 2001

Dear Stockholder:

    This year's Annual Meeting of Stockholders will be held on Thursday, May 24, 2001 at 2:00 p.m. Pacific Daylight Time at the Hayes Mansion Conference Center, 200 Edenvale Avenue, San Jose, California 95136. You are cordially invited to attend.

    The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

    After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the postage-prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and voting upon, the matters before our stockholders are important.

    A copy of the Company's Annual Report is also enclosed.

    The Board of Directors and Management look forward to seeing you at the annual meeting.

Very truly yours,

Everett F. Jefferson President and Chief Executive Officer

485 Cochrane Circle
Morgan Hill, CA 95037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2001

Dear Stockholder:

    You are invited to attend the Annual Meeting of the Stockholders of Fresh Choice, Inc. (the "Company"), which will be held on Thursday, May 24, 2001 at 2:00 p.m. Pacific Daylight Time at the Hayes Mansion Conference Center, 200 Edenvale Avenue, San Jose, California 95136:

  1.
  To elect two (2) Class III directors to hold office for a three-year term and until their respective successors are elected and qualified.

  2.
  To approve the Company's 2001 Employee Stock Purchase Plan.

  3.
  To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 30, 2001.

  4.
  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on April 2, 2001 are entitled to notice of and to vote at this meeting and any adjournments thereof. For ten (10) days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

By order of the Board of Directors,

JOAN M. MILLER Secretary

Santa Clara, California
April 12, 2001

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage prepaid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

i

Proxy Statement for Annual Meeting of Stockholders

FRESH CHOICE, INC.
485 Cochrane Circle
Morgan Hill, California 95037

    The accompanying proxy is solicited by the Board of Directors of Fresh Choice, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held May 24, 2001 and any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is April 12, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

    Annual Report.  An annual report for the fiscal year ended December 31, 2000 is enclosed with this Proxy Statement.

    Voting Securities.  Only stockholders of record as of the close of business on April 2, 2001 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 5,834,021 shares of Common Stock of the Company, par value $.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

    Solicitation of Proxies.  The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks, and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

    Voting of Proxies.  All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy, or a duly-executed proxy with a later date, or by attending the meeting and voting in person.

    Stock Ownership of Certain Beneficial Owners and Management.  The following tables set forth certain information, as of March 7, 2001 with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company; (ii) each director and director-nominee of the Company; (iii) the Chief Executive Officer and the four other most highly-compensated executive officers of the Company whose salary and incentive compensation for the fiscal year ended

1

December 31, 2000 exceeded $100,000; and (iv) all executive officers and directors of the Company as a group.

	Shares of Common Stock Owned(1)
Name and Address of Beneficial Owners	Number of Shares		Percentage of Class
Crescent Real Estate Equities Limited Partnership 777 Main Street, Suite 2100 Fort Worth, TX 76102	1,684,306	(2)	24.0
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	560,000	(3)	9.6
Richard E. Rainwater 777 Main Street, Suite 2700 Fort Worth, TX 76102	496,400	(4)	8.5
Peninsula Capital Management, Inc. One Sansome Street, Suite 3134 San Francisco, CA 94104	455,600	(5)	7.8
Westcliff Capital Management, LLC 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062	453,600	(6)	7.8
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	332,100	(7)	5.7
Bay Area Micro-Cap Fund, LP 3056 Whisper Wave Circle Redwood City, CA 94065	318,464	(8)	5.5
Charles A. Lynch	50,554	(9)	*
Everett F. Jefferson	247,712	(10)	4.1
Carl R. Hays	29,049	(11)	*
Vern O. Curtis	18,392	(12)	*
Charles L. Boppell	8,283	(13)	*
Barry E. Krantz	13,283	(14)	*
David E. Pertl	73,737	(15)	1.3
Tim G. O'Shea	36,817	(16)	*
Joan M. Miller	30,879	(17)	*
Steven A. Adkins	18,581	(18)	*
Executive officers and directors as a group (11 persons)	567,623	(19)	9.7

*
Less than 1%

2

1
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Percentage ownership is based on 5,834,021 shares of Common Stock outstanding on March 7, 2001.

2
Includes (i) 1,187,906 shares of Series B Non-Voting Participating Convertible Preferred Stock ("Series B Preferred Stock") and (ii) 496,400 shares subject to an option to purchase the Common Stock presently owned by Mr. Richard E. Rainwater. Does not include (i) 1,187,906 shares of Series A Voting Participating Convertible Preferred Stock ("Series A Preferred Stock") that may be acquired at any time upon conversion of Series B Preferred Stock, because Series B Preferred Stock is included. After conversion of any shares of Series B Preferred Stock into Series A Voting Participating Convertible Preferred Stock (the "Series A Preferred Stock"), the holders of Series A Preferred Stock have the right to elect a majority of the Board.

3
Based on a Schedule 13G/A filed with the SEC on February 7, 2001 these securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 560,000 shares, representing 9.6% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirement of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

4
Does not include shares of preferred stock of the Company held by Crescent Real Estate Equities Limited Partnership. Mr. Rainwater is the Chairman of the Board of, and holds a significant equity interest in, Crescent Real Estate Equities Company, a real estate investment trust which holds an approximate 88.3% limited partnership interest and indirectly holds a 1% general partnership interest in Crescent Real Estate Equities Limited Partnership.

5
Based on a confirmation received from Peninsula Capital Management, Inc. on March 12, 2001.

6
Based on a confirmation received from Westcliff Capital Management, LLC ("Westcliff") on March 13, 2001. Includes (i) 22,390 shares owned by Westcliff Aggressive Growth, L.P. ("Growth") (ii) 67,470 shares owned by Westcliff Partners, L.P. ("Partners"); (iii) 17,330 shares owned by Westcliff Long/Short L.P. ("Long/Short"); (iv) 1,020 shares owned by Westcliff Profit Sharing Plan ("Profit Sharing"); (v) 15,050 shares owned by Westcliff Small Cap Fund ("Small Cap"); (vi) 99,430 shares owned by Westcliff Master Fund Ltd. ("Master Fund"); (vii) 178,700 shares owned by Noranda Finance Inc. Common Trust ("Noranda"); (viii) 21,090 shares owned by the Parker Foundation ("Parker"); and (ix) 31,120 shares owned by the Palm Trust ("Palm"). Westcliff is the General Partner of Growth, Partners, Long/Short, Profit Sharing and Small Cap and is the Investment Advisor for Master Fund, Noranda, Parker and Palm. All shares can be voted and disposed of by Westcliff.

7
Based on a Schedule 13G filed with the SEC on February 2, 2001, Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power of all 332,100 shares. All of such shares are owned by advisory clients of Dimensional Fund Advisors Inc.

8
Based on a confirmation received from the Bay Area Micro-Cap Fund, LP on March 8, 2001.

9
Includes 43,715 shares subject to stock options exercisable within sixty days of March 7, 2001.

10
Includes (i) 186,037 shares subject to stock options exercisable within sixty days of March 7, 2001 and (ii) 8,500 shares held in an Individual Retirement Account

11
Includes 25,395 shares subject to stock options exercisable within sixty days of March 7, 2001.

3

12
Includes 16,392 shares subject to stock options exercisable within sixty days of March 7, 2001.

13
Includes 8,283 shares subject to stock options exercisable within sixty days of March 7, 2001.

14
Includes 8,283 shares subject to stock options exercisable within sixty days of March 7, 2001.

15
Includes (i) 41,423 shares subject to stock options exercisable within sixty days of March 7, 2001, (ii) 7,000 shares held in an Individual Retirement Account and (iii) 25,314 shares held by David E. Pertl and Judy A. Pertl Trustees FBO The Pertl Family Trust.

16
Includes 26,973 shares subject to stock options exercisable within sixty days of March 7, 2001.

17
Includes 24,414 shares subject to stock options exercisable within sixty days of March 7, 2001.

18
Includes 16,947 shares subject to stock options exercisable within sixty days of March 7, 2001.

19
Includes an aggregate of 423,526 shares subject to stock options held by all executive officers and directors as a group exercisable within sixty days of March 7, 2001.

	Shares of Preferred Stock Owned(1)
	Series A			Series B
Name and Address of Beneficial Owners	Number of Shares		Percentage of Class	Number of Shares		Percentage of Class
Crescent Real Estate Equities Limited Partnership 777 Main Street, Suite 2100 Fort Worth, TX 76102	1,187,906	(2)	100%	1,187,906	(3)	100%

No shares of Preferred Stock except those listed in the table below are outstanding or may become outstanding within 60 days of March 7, 2001 and no one listed in the table above covering the Company's Common Stock has any rights to beneficially acquire such Preferred Stock.

Represents 1,187,906 shares of Series B Preferred Stock that may be converted into Series A Preferred Stock at any time at the option of the holder. Series A Preferred Stock may be converted into Common Stock at any time at the option of the holder. After conversion of any shares of Series B Preferred Stock into Series A Voting Participating Convertible Preferred Stock (the "Series A Preferred Stock"), the holders of Series A Preferred Stock have the right to elect a majority of the Board.

Series B Preferred Stock is non-voting, but may be converted into Series A Preferred Stock or Common Stock at any time at the option of the holder. See also footnote 2 above.

ELECTION OF DIRECTORS

    The Company has a classified Board of Directors consisting of two Class I directors (Vern O. Curtis and Charles L. Boppell), two Class II directors (Carl R. Hays and Charles A. Lynch), and two Class III directors (Everett F. Jefferson and Barry E. Krantz), who will serve until the Annual Meetings of Stockholders to be held in 2002, 2003 and 2001, respectively, and until their respective successors are duly elected and qualified. At each Annual Meeting of Stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms expire on the Annual Meeting dates.

    Management's nominees for election at the Annual Meeting of Stockholders to Class III of the Board of Directors are Everett F. Jefferson and Barry E. Krantz. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2004, and until their successors are elected and qualified. If either nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

    If a quorum is present and voting, the two (2) nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority (i.e., "broker non-votes"), will be counted as present for purposes of determining whether a quorum is present.

    The table below sets forth for the current directors, including the Class III nominees to be elected at this meeting, certain information with respect to age and background:

Name	Age	Positions with the Company	Director Since
Class I directors whose terms expire at the 2002 Annual Meeting of Stockholders:
Vern O. Curtis	66	Director	1996
Charles L. Boppell	59	Director	1998
Class II directors whose terms expire at the 2003 Annual Meeting of Stockholders:
Carl R. Hays	62	Director	1989
Charles A. Lynch	73	Chairman of the Board of the Company since March 1995; Director	1989
Class III directors whose terms expire at the 2001 Annual Meeting of Stockholders:
Barry E. Krantz	56	Director	1998
Everett F. Jefferson	62	President and Chief Executive Officer of the Company and Director	1997

    Mr. Curtis has served as a director of the Company since April 1996. Since June 1991, Mr. Curtis has been self-employed as an investor. Mr. Curtis devoted three years between June 1992 and June 1995 to full-time service for the Church of Jesus Christ of Latter-day Saints. From August 1988 to June 1991, Mr. Curtis was Dean of the School of Business and Economics of Chapman College, a liberal arts college in Orange, California. From 1968 to January 1987, Mr. Curtis served in various executive positions with Denny's, Inc., a diversified restaurant company of over 1,900 units, including serving as President and Chief Executive Officer from 1980 to 1987 and Chairman of the Board from 1985 to 1987. He currently serves on the Board of Directors of PIMCO Mutual Funds, a group of mutual funds that primarily manages fixed income securities; PIMCO Commercial Mortgage Security

Trust, Inc., a closed-end fund specializing in investment in commercial mortgage backed securities; and PS Business Parks, Inc., a real estate investment trust company.

    Mr. Boppell has served as a director of the Company since March 1998. Mr. Boppell has served as the President and CEO of Sizzler International Inc. ("Sizzler") since March 1999. Prior to his employment with Sizzler, Mr. Boppell served as the President and CEO of La Salsa Holding Co. ("La Salsa") from November 1993 to March 1999. Mr. Boppell also served as President and CEO of Godfather Pizza from 1984 to 1985. In 1989, while serving as a Director of Hudson's Grill America, Inc., Mr. Boppell was chosen to serve as CEO during that company's reorganization. Mr. Boppell was with Taco Bell from 1981 to 1984 serving as Vice President of Operations, and then as President. At Pizza Hut, a division of PepsiCo, Mr. Boppell served from 1977 to 1981 as Western Division Vice President and later advanced to become the Senior Vice President of Operations. From 1965 to 1977, Mr. Boppell held various positions with Saga Corporation, a contract food services company, including College Account Manager, Regional Vice President Sales, District Manager and Vice President General Manager of Saga Food Systems. Mr. Boppell currently serves as a Director of Sizzler and Toyota-Boppell Wintringham Inc. Mr. Boppell serves as Chairman of the Board for his alma mater, Whitworth College in Spokane, Washington.

    Mr. Hays has served as a Director of the Company since March 1989. Mr. Hays is currently a franchisee of Outback Steakhouse in Northern California. From November 1989 to January 1993, Mr. Hays was the Chief Operating Officer of Al Copeland Enterprises, the parent company of Popeye's Famous Fried Chicken and Church's Fried Chicken.

    Mr. Lynch has served as Chairman of the Board since March 1995, and has served as a Director of the Company since April 1989. Mr. Lynch was an executive officer of the Company from March 1995 until he resigned as an executive officer in March 1998. Mr. Lynch also served as the Chief Executive Officer of the Company from May 1995 to November 1995. Mr. Lynch served as Chairman and Chief Executive Officer of La Salsa from February 1999 until June 1999 and as Chairman of the Board of Regent Pacific Management Corporation from July 1998 until October 1999. Since October 1999, Mr. Lynch has been the Chairman of Market Value Partners Company, an investment firm, which position he also held from July 1989 to March 1995. From March 1998 to June 1998, Mr. Lynch served as Chairman and Chief Executive Officer of Arrowhead Mills, Inc. From July 1988 to June 1989, he was the President and Chief Executive Officer of Levolor Corporation, a manufacturer of window coverings. From September 1986 to June 1988, he was the Chairman and Chief Executive Officer of DHL Airways, Inc., a provider of express courier service. From 1978 to 1986, Mr. Lynch was the Chairman of the Board and Chief Executive Officer of Saga Corporation, a diversified restaurant and food services company. Mr. Lynch is also a Director of SRI International, Age Wave, Inc., Shari's Management Corporation and Spectrum Organic Products, Inc.

    Mr. Krantz has served as a director of the Company since March 1998. From August 1995 to the present, Mr. Krantz has been self-employed serving on the Board of Directors of and/or consulting with several of the major restaurant chains in the United States and internationally. Mr. Krantz has spent more than 20 years in various executive positions within the foodservice industry. From January 1994 to August 1995, Mr. Krantz served as President and Chief Operating Officer of Family Restaurants, Inc., a $1.2 billion company which owned and operated the El Torito, Chi-Chi's, Reuben's, Charley Brown's, Coco's, Carrows and jojos chains. From March 1993 to January 1994, Mr. Krantz served as the Chief Operating Officer for Restaurant Enterprises Group, and served as President of its Family Restaurant Division from January 1989 to January 1994. From January 1979 to January 1987, Mr. Krantz was the Senior Vice President of Marketing and Concept Development for Denny's Restaurants. Mr. Krantz received a Bachelor of Arts degree from the University of Pennsylvania and a Masters in Business Administration from the Stanford University Graduate School of Business. Before starting a career in the foodservice industry, Mr. Krantz held a variety of product management positions at General Foods

Corporation and senior account management positions at several major advertising agencies. Mr. Krantz is also a Director of Sizzler International, Inc. and Tam Restaurants, Inc.

    Mr. Jefferson was elected President and Chief Executive Officer and a Director of the Company in February 1997. From June 1996 to February 1997 Mr. Jefferson was an independent consultant. From June 1993 to June 1996, Mr. Jefferson was President and Chief Executive Officer of Cucina Holdings, Inc., the operator of Java City coffee and bakery. From March 1990 to June 1993, he was an independent consultant and independent restaurant operator. From May 1987 to March 1990, Mr. Jefferson served as President and Chief Executive Officer of Skipper's, Inc. From May 1986 to April 1987, Mr. Jefferson served as President of Kings Table, Inc. Earlier in his career, Mr. Jefferson was with Pizza Hut, Inc. for five (5) years, including three years as Senior Vice President of operations, and was with Saga Corporation for ten (10) years, including two years as Regional Director of the Southeast and Caribbean.

    During the fiscal year ended December 31, 2000, the Board held five (5) meetings. All directors attended 100% of such meetings of the Board during the period that they served as directors of the Company except Mr. Hays who attended 60% of such meetings and Mr. Lynch who attended 80% of such meetings.

    The Company does not have a standing Nominating Committee, but does have an Audit and Finance Committee and a Compensation Committee.

    The Audit and Finance Committee's function is to review, with the Company's independent auditors and management, the results of the examination of the Company's financial statements by the independent auditors and the independent auditors' opinion. The Audit and Finance Committee also approves all professional services performed by the independent auditors, recommends the retention of the independent auditors to the Board, subject to ratification by the stockholders, and periodically reviews the Company's accounting policies and internal accounting and financial controls. The Audit and Finance Committee at the beginning of fiscal 2000 consisted of four non-employee directors of the Company, Messrs. Boppell, Curtis, Hays and Krantz. The Audit and Finance Committee held three (3) meetings during the fiscal year ended December 31, 2000.

    The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs, and stock option grants. The Compensation Committee of the Board of Directors at the beginning of fiscal 2000 consisted of four non-employee directors of the Company, Messrs. Boppell, Curtis, Hays and Krantz. The Compensation Committee held two (2) meetings during the fiscal year ended December 31, 2000. For additional information concerning the Compensation Committee, see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN

    At the Annual Meeting, the stockholders will be asked to approve the Fresh Choice, Inc. 2001 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan authorizes the issuance of up to 290,000 shares of the Company's Common Stock (subject to adjustment for certain changes in the capital structure of the Company).

    The Purchase Plan is intended to replace the Company's 1992 Employee Stock Purchase Plan (the "1992 Plan"). As of November 30, 2000, the most recent purchase date under the 1992 Plan, of the aggregate of 329,600 shares of Common Stock authorized for issuance under the 1992 Plan, a total of 247,701 shares had been issued and 81,899 shares remained available for employee purchases. The Company anticipates that substantially all of these shares remaining under the 1992 Plan will have been purchased by employees by the close of the purchase date scheduled to occur on or about November 29, 2001. If approved by the stockholders, the new Purchase Plan would commence on December 3, 2001.

    The Board of Directors believes that the Purchase Plan benefits the Company and its stockholders by providing its employees with an opportunity through payroll deductions to purchase shares of Common Stock that is helpful in attracting, retaining, and motivating valued employees. To provide an adequate reserve of shares to permit the Company to continue offering employees a stock purchase opportunity, the Board of Directors has adopted the Purchase Plan, subject to stockholder approval.

Summary of the Purchase Plan

    The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request.

    General.  The Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Code. Each participant in the Purchase Plan is granted at the beginning of each offering under the plan (an "Offering") the right to purchase (a "Purchase Right") through accumulated payroll deductions up to a number of shares of the Common Stock of the Company determined on the first day of the Offering. The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date.

    Shares Subject to Plan.  A maximum of 290,000 of the Company's authorized but unissued or reacquired shares of Common Stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. If a Purchase Right expires or terminates, the shares subject to the unexercised portion of the Purchase Right will again be available for issuance under the Purchase Plan.

    Administration.  The Purchase Plan is administered by the Board of Directors or a duly appointed committee of the Board. Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights. The Board will interpret the Purchase Plan and Purchase Rights granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Purchase Plan or any Purchase Right. The Purchase Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan.

    Eligibility.  Any employee of the Company or of any present or future parent or subsidiary corporation of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the plan so long as the employee has been employed for at least 6 consecutive months. However, no employee who owns or holds options to purchase, or who, as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is eligible to participate in the Purchase Plan. As of March 7, 2001, approximately 1,185 employees, including five (5) executive officers, would be eligible to participate in the Purchase Plan at the next entry date were the Purchase Plan then in effect.

    Offerings.  Generally, the Purchase Plan will provide for sequential and overlapping Offerings of approximately 12 months duration (an "Offering Period") commencing on or about June 1 and December 1 of each year and ending on or about the last days of the following May and November, respectively. Each Offering Period will generally consist of two consecutive purchase periods of approximately six months duration (individually, a "Purchase Period"). A Purchase Period commencing on or about December 1 will end on or about the next May 31, and a Purchase Period commencing on or about June 1 will end on or about the next November 30. The Board may establish a different term for one or more Offerings, not to exceed 27 months, or different starting or ending dates for any Offering Period or Purchase Period. If the Purchase Plan is approved by the stockholders, the initial Offering Period will commence on December 3, 2001 and end on November 29, 2002.

    Participation and Purchase of Shares.  Participation in an Offering is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the "Offering Date"). Payroll deductions may not exceed 10% (or such other rate as the Board determines) of an employee's compensation on any payday during the Offering Period. An employee who becomes a participant in the Purchase Plan will automatically participate in each subsequent Offering Period beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.

    Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant's accumulated payroll deductions not previously applied to the purchase of shares. A participant who withdraws from an Offering may not again participate in the same Offering. If the fair market value of a share of Common Stock on the last day of a Purchase Period (a "Purchase Date") other than the final Purchase Period of an Offering is less than the fair market value of a share of Common Stock on the Offering Date of that Offering, then, unless a participant elects otherwise, each participant will be withdrawn automatically from the current Offering after purchasing shares and enrolled in the new Offering commencing immediately following the Purchase Date.

    Subject to certain limitations, each participant in an Offering is granted a Purchase Right equal to the lesser of a number of whole shares determined by dividing $25,000 by the fair market value of a share of Common Stock on the Offering Date or 7,500 shares. These dollar and share amounts will be prorated if the Board establishes an Offering Period of other than twelve months. However, no participant may purchase shares of Common Stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 (measured by the fair market value of the Company's Common Stock on the first day of the Offering Period in which the shares are purchased) for each calendar year in which a Purchase Right is outstanding at any time. Purchase Rights are nontransferable and may only be exercised by the participant.

    On each Purchase Date during an Offering, each participant in the Offering acquires from the Company a number of shares of the Company's Common Stock determined by dividing the amount of payroll deductions accumulated for the participant during the Purchase Period by the purchase price, limited in any case by the number of shares subject to the participant's Purchase Right for that

Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of Common Stock on the Offering Date or on the Purchase Date. The fair market value of the Common Stock on any relevant date generally will be the closing price per share as reported on the Nasdaq National Market. On March 7, 2001, the closing price per share of Common Stock was $2.75. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase an additional whole share of Common Stock, in which case the remaining amount may be applied to the next Purchase Period.

    Change in Control.  The Purchase Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company, its successor, or the corporation other business entity to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof may assume the Company's rights and obligations under the Purchase Plan. However, if such corporation elects not to assume such rights and obligations, the Purchase Date of the then current Purchase Period will be accelerated to a date before the Change in Control specified by the Board. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.

    Termination or Amendment.  The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may at any time amend or terminate the Purchase Plan, except that the approval of the Company's stockholders is required within twelve months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the definition of the corporations which may be designated by the Board as corporations whose employees may participate in the Purchase Plan.

Summary of United States Federal Income Tax Consequences

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (a "disqualifying disposition"), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Such income may be subject to withholding of tax. Any additional gain or resulting loss recognized by the participant from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant owns the shares at the time of the participant's death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant's death.

    If the exercise of a Purchase Right does not constitute an exercise pursuant to an "employee stock purchase plan" under section 423 of the Code, the exercise of the Purchase Right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the Purchase Date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the Purchase Right, would be treated as a capital gain or loss, as the case may be.

    A capital gain or loss will be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less. Currently, long-term capital gains are generally subject to a maximum tax rate of 20%.

    If the participant disposes of the shares in a disqualifying disposition, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed the Company.

New Plan Benefits

    Because benefits under the Purchase Plan will depend on employees' elections to participate and the fair market value of the Company's Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Purchase Plan is approved by the stockholders. Non-employee directors are not eligible to participate in the Purchase Plan.

Vote Required and Board of Directors' Recommendation

    Approval of this proposal requires a number of votes "For" the proposal that represents a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, with abstentions and broker non-votes each being counted as present for purposes of determining the presence of a quorum, abstentions having the same effect as a negative vote and broker non-votes having no effect on the outcome of the vote.

    The Board of Directors believes that the opportunity to purchase shares under the Purchase Plan is important to attracting and retaining qualified employees essential to the success of the Company, and that stock ownership is important to providing such persons with an incentive to perform in the best interest of the Company and its stockholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE PURCHASE PLAN.

EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning the annual and long-term compensation of the Chief Executive Officer of the Company and the four other most highly-compensated executive officers of the Company as of December 31, 2000, whose total salary and incentive compensation for the fiscal year ended December 31, 2000 exceeded $100,000 for services in all capacities to the Company. The following table also sets forth the total salary and incentive compensation for each of such executive officers for the fiscal years ended December 26, 1999 and December 27, 1998.

SUMMARY COMPENSATION TABLE

Long Term Compensation
		Annual Compensation							Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual			Securities Underlying Options	All Other Compensation
Everett F. Jefferson President and Chief Executive Officer; Director	2000 1999 1998	$ $ $	289,152 287,702 296,030	$ $ $	91,721 20,000 0	$ $ $	12,000 11,338 11,216	(1) (1) (1)	35,000 75,000 25,000	$ $ $	395 549 729	(2) (2) (2)
David E. Pertl Senior Vice President, Chief Financial Officer and Treasurer	2000 1999 1998	$ $ $	168,216 155,809 153,106	$ $ $	58,964 12,000 0	$ $ $	11,660 11,929 11,906	(1) (1) (1)	15,000 15,000 25,000	$ $ $	90 132 181	(2) (2) (2)
Tim G. O'Shea Senior Vice President, Marketing and Assistant Secretary	2000 1999 1998	$ $ $	153,908 144,897 145,832	$ $ $	52,412 12,000 0	$ $ $	12,000 12,000 12,000	(1) (1) (1)	15,000 15,000 13,000	$ $ $	138 213 299	(2) (2) (2)
Steven A. Adkins Senior Vice President, Operations	2000 1999 1998	$ $ $	119,678 95,906 76,515	$ $ $	59,265 26,343 144	$ $ $	8,602 6,870 1,940	(1) (1) (1)	15,000 15,000 12,500	$ $ $	54 42 28	(2) (2) (2)
Joan M. Miller Senior Vice President, Human Resources and Corporate Secretary	2000 1999 1998	$ $ $	109,275 102,290 102,956	$ $ $	42,585 9,000 0	$ $ $	12,000 11,707 12,389	(1) (1) (1)	15,000 15,000 9,000	$ $ $	90 132 181	(2) (2) (2)

1
Represents car allowance.

2
Represents Premium Payments.

    The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the year ended December 31, 2000 to the persons named in the Summary Compensation Table:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants in Fiscal 2000						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(2)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price(3)		Expiration Date	5%		10%
Everett F. Jefferson	8,395 6,605 20,000	4.49% 3.54% 10.71%	$ $ $	2.875 2.875 2.750	01/13/10 01/13/10 10/03/10	$ $ $	15,178.76 11,942.32 34,589.20	$ $ $	38,465.97 30,264.17 87,655.84
David E. Pertl	5,000 10,000	2.68% 5.35%	$ $	2.875 2.750	01/13/10 10/03/10	$ $	9,040.36 17,294.60	$ $	22,910.05 43,827.92
Tim G. O'Shea	5,000 10,000	2.68% 5.35%	$ $	2.875 2.750	01/13/10 10/03/10	$ $	9,040.36 17,294.60	$ $	22,910.05 43,827.92
Steven A. Adkins	5,000 10,000	2.68% 5.35%	$ $	2.875 2.750	01/13/10 10/03/10	$ $	9,040.36 17,294.60	$ $	22,910.05 43,827.92
Joan M. Miller	5,000 10,000	2.68% 5.35%	$ $	2.875 2.750	01/13/10 10/03/10	$ $	9,040.36 17,294.60	$ $	22,910.05 43,827.92

1
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

2
These options vest and become exercisable 25% one year from the date of grant, and 1/48 per month for each complete calendar month of continuous employment thereafter. See also "EXECUTIVE COMPENSATION AND OTHER MATTERS—Change in Control and Severance Arrangements."

3
All options were granted at market value on the date of grant.

    The following table provides the specified information concerning unexercised options held as of December 31, 2000, by the persons named in the Summary Compensation Table:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES(1)

	Number of Unexercised Options at 12/31/00		Value of Unexercised In-the-Money Options at 12/31/00(1),(2)
Name	Exercisable(3)	Unexercisable	Exercisable(3)		Unexercisable
Everett F. Jefferson	162,747	192,253	$0	(4)	$0	(4)
David E. Pertl	35,032	43,968	$252		$378
Tim G. O'Shea	22,216	34,784	$176		$265
Steven A. Adkins	12,858	33,242	$101		$151
Joan M. Miller	20,458	32,042	$126		$189

1
Values are net of exercise price. None of the persons named in the Summary Compensation Table exercised options during fiscal 2000.

2
Based on the 2000 year-end market price per share of $1.688 on December 29, 2000, the last trading date of the Company's fiscal year.

3
Company stock option grants made prior to December 2, 1999 generally vest over five years and stock option grants made after December 1, 1999 generally vest over four years. All option grants are exercisable only to the extent vested. See "Option Grants in Last Fiscal Year."

4
None of such shares have value in excess of their exercise price, based on the December 29, 2000 closing price of $1.688.

Compensation of Directors

    Each nonemployee director of the Company, except for the Chairman of the Board, receives $10,000 cash compensation per year, $2,500 of which is payable at the end of each full quarter of services. Each nonemployee director of the Company also receives $750 cash compensation for each meeting of the Board of Directors that he attends. Each nonemployee director who is a member of a committee of the Board of Directors receives $500 cash compensation for attendance at each committee meeting. Each nonemployee director serving as a chairperson of a committee of the Board of Directors receives $1,000 cash compensation for such service during a fiscal year. The directors of the Company are reimbursed for expenses incurred in connection with attendance at Board of Directors or committee meetings. During fiscal year 2000, Charles A. Lynch received $70,000 cash compensation for services provided as Chairman of the Board, and a consultant to the Company. During fiscal year 2001, Mr. Lynch will receive $70,000 for these services. During fiscal year 2000, Barry E. Krantz received $5,500 cash compensation plus reimbursement of expenses for services provided as a consultant to the Company.

    During fiscal 1993, the Company adopted, and the stockholders approved, an amendment to the Company's 1988 Stock Option Plan (the "Option Plan") to permit initial and annual automatic stock option grants ("Director Options") to certain nonemployee directors. Under the Option Plan, a director receives an initial automatic grant of 10,000 shares (an amount equal to $100,000 divided by the fair market value of a share of the Company's common stock on the date of the option grant, rounded to the nearest whole share, up to a maximum of 10,000 shares) upon joining the Board of Directors. In December 2000, each of the five eligible nonemployee directors received an annual option grant. Messrs. Boppell, Curtis, Hays, Krantz and Lynch each received an option to purchase 3,000 shares of the Company's common stock (an amount equal to $50,000 divided by the fair market value of a share of the Company's common stock on the date of the option grant, rounded to the nearest whole share, up to a maximum of 3,000 shares).

Change in Control and Severance Arrangements

    On or about January 30, 1997 the Company provided Everett F. Jefferson with an employment offer letter appointing him President and Chief Executive Officer. The offer letter provided that if the Company terminates Mr. Jefferson's employment without cause after the first two years of employment, Mr. Jefferson would be entitled to severance pay equal to one year's salary at the then-current rate. "Cause" is defined as (a) the willful and intentional failure substantially to perform his duties (other than because of physical or mental incapacity), (b) the commission of an illegal act in connection with his re-employment, or (c) the commission of any act which falls outside the ordinary course of his responsibilities and which exposes the Company to a significant level of undue liability. A determination of "cause" requires the affirmative vote of at least two-thirds of all members of the Board of Directors. In the event of a change in control of the Company, Mr. Jefferson's options to purchase the Company's Common Stock would become immediately vested and exercisable, and if he were terminated by the acquiring company, he would also be entitled to the above-described severance payments. Under the terms of the offer letter, "Change in Control" means an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company.

    On or about January 24, 1997, the Company provided David Pertl with an employment offer letter appointing him Vice President and Chief Financial Officer. The offer letter provided that if the Company terminates Mr. Pertl's employment without cause, Mr. Pertl would receive severance pay equal to one year's salary at the then-current rate. "Without cause" is defined as a layoff, approved by the President and/or Chairman of the Company, or a separation, voluntary or involuntary, as a result of a transfer of control. "Transfer of control" is defined as an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company. In the event of a change in control of the Company, Mr. Pertl's options to purchase the Company's Common Stock would become immediately vested and exercisable, and if he were terminated by the acquiring company, he would also be entitled to the above-described severance payments.

    Beginning July 18, 1996, the Company has entered into Severance Agreements with each of its senior vice presidents (other than such officers who have other severance arrangements). These severance agreements provide that in the event of a layoff or a "Transfer of Control," the executive would be entitled to receive severance pay of nine months' continued salary. In March 1999, the Company amended the form of Severance Agreement to provide that severance pay shall be payable upon a termination without cause in addition to a layoff or a change of control. Under the terms of these severance agreements, "Transfer of Control" means an ownership change in which the stockholders of the Company before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company.

    The Option Plan provides that, with respect to options other than Director Options, in the event of certain mergers, sale of assets, sale or exchange by the stockholders of their shares, or a liquidation or dissolution of the Company, in which the stockholders do not retain at least a majority of the voting stock of the Company or its successor (a "Transfer of Control"), the Board of Directors may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), to either assume the Company's rights and obligations under stock options outstanding under the Option Plan (the "Options"), or substitute options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of the date of the Transfer of Control.

    All shares subject to Director Options will become 100% vested and exercisable in the event of a Transfer of Control. Any Director Option not exercised as of the date of a Transfer of Control or assumed or substituted for by the Acquiring Corporation will terminate as of such date.

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee is composed of Mr. Krantz, Mr. Boppell, Mr. Curtis and Mr. Hays. No interlocking relationships exist between any member of the Company's Compensation Committee and any member of any other Company's compensation committee. The Compensation Committee makes recommendations regarding the Company's employee stock plans and makes decisions concerning salaries and bonus compensation for executive officers of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors at the beginning of fiscal 2000 consisted of four non-employee directors of the Company, Messrs. Boppell, Curtis, Hays and Krantz.

    The Compensation Committee is responsible for setting and administering the policies governing compensation of the executive officers of the Company, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers who contribute to the overall success of the Company, by offering compensation which is competitive in the restaurant industry for companies of the Company's size, to motivate executives to achieve the Company's business objectives, and to reward them for their achievements. The Company generally uses salary, incentive compensation, and stock options to meet these goals.

    For fiscal year 2000, salaries were set by the Compensation Committee for each executive officer, including the Chief Executive Officer, within the range of salary for similar positions in other companies of similar size in Company's industry, based on available published surveys, which do not specifically identify companies, obtained by the Company's Human Resources Department, as adjusted for the Company's projected revenue levels and regional salary differences. Salaries were generally targeted at the median of salaries among comparable companies, although the salaries are also adjusted based on each officer's experience, tenure, and prior performance. The Chief Executive Officer's salary for fiscal 2000 was within the fourth quartile of the applicable range of salaries for chief executive officers in similar-sized companies in the restaurant industry and within the first quartile of the applicable range of salaries for chief executive officers in all surveyed companies in the restaurant industry.

    In preparing the performance graph for this Proxy Statement, the Company has selected the University of Chicago Graduate School of Business Center for Research in Security Prices Index for Nasdaq Retail Eating and Drinking Places Stocks ("Nasdaq RE&D") as its peer group. The companies that the Company included in its stratified salary surveys are not necessarily those included in the indices, as such companies may not be competitive with the Company for executive talent or may not be publicly traded on the Nasdaq National Market.

    The Company adopted an Officer Incentive Plan for fiscal 2000. The purpose of the plan was to reward officers of the Company for accomplishments in excess of the established plan. Only officers of the Company at or above vice-president level were eligible to participate. The participants shared in a pool based upon fifteen percent (15%) of the total participants' salaries as of December 27, 1999 at plan plus twenty-five percent (25%) of the before-tax earnings above plan based on a predetermined percentage for each officer. In addition, the Company adopted a separate Incentive Plan for fiscal 2000 for Steve Adkins, the Company's Senior Vice President, Operations. The purpose of the plan was to reward Mr. Adkins for sales and operating profit based upon the established plan. Mr. Adkins was eligible to receive a percentage of the Regional Manager's incentive payments, as well as a predetermined percentage of his salary based on achievements calculated as a percentage of the established plan. Payments of $347,532 were made under these Plans in 2000. The Company has adopted a separate Home Office Incentive Plan for fiscal 2001. The purpose of the plan is to reward officers and certain other Home Office Employees of the Company for accomplishments in excess of the established plan. Officers of the Company at or above vice-president level and certain other employees are eligible to participate. The participants share in a pool based upon a varying percent of the total participants' salaries as of January 1, 2001 at plan plus twenty percent (20%) of the before-tax earnings above plan based on a predetermined percentage for each officer and other participant. In addition, the Company has adopted a separate Incentive Plan for fiscal 2001 for Steve Adkins, the Company's Senior Vice President, Operations. The purpose of the plan is to reward Mr. Adkins for sales and operating profit based upon the established plan. Mr. Adkins is eligible to receive a percentage of the Regional Manager's incentive payments, as well as a predetermined percentage of his salary based on achievements calculated as a percentage of the established plan.

    The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company's stockholders. Because the stock options are granted at the prevailing market price, the stock options will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

    In fiscal 2000, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, stock option grants to the executive officers. Grants in fiscal 2000 were recommended on the basis of the achievement of clearly defined objectives, and in each case the size of each grant was based upon the relative seniority and responsibilities of each executive officer, historical and expected contributions of each executive officer to the Company, and previous stock option grants.

    Options were granted with exercise prices equal to the fair market value per share of Common Stock on the date of the grant, as determined by the Board of Directors. In order to encourage executive officers to remain in the Company's employ, stock option grants prior to December 2, 1999 generally vest over five (5) years and options granted after December 1, 1999 vest over a four-year period. All options granted by the Company are exercisable only to the extent vested.

Deductibility of Executive Compensation

    Effective January 1, 1994, the Internal Revenue Code (the "Code") was amended to impose a limit under section 162(m) on the amount of compensation which may be deducted by a publicly-held corporation with respect to the corporation's chief executive officer and its four other most highly-compensated officers, set at $1,000,000 per executive per year. Exemptions from this deductibility limit are provided for certain types of "performance-based compensation," including compensation related to stock option plans meeting certain criteria. In order to permit compensation under the Company's 1988 Stock Option Plan (the "Option Plan") to qualify for this exemption, the Board of Directors concluded that it would be advisable to establish certain restrictions on the granting of options under the Option Plan. These restrictions were approved at the 1994 Annual Meeting of Stockholders. The Compensation Committee does not believe that other components of the Company's compensation will be likely in the aggregate to exceed $1,000,000 for any executive officer in any year in the foreseeable future, and therefore concluded that no further action with respect to qualifying its executive compensation for deductibility of such compensation was necessary at this time. The policy of the Committee is to qualify executive compensation for deductibility under the applicable tax laws as practicable. In the future, the Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation.

COMPENSATION COMMITTEE

Barry E. Krantz
Charles L. Boppell
Vern O. Curtis
Carl R. Hays

AUDIT COMMITTEE REPORT

    The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

    The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company's financial statements. The committee has also received written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with Deloitte & Touche LLP their independence from the Company.

    The Audit Committee acts pursuant to the Charter of Audit Committee of the Board of Directors adopted by the Board of Directors on March 7, 2000, a copy of which is attached as Appendix A to this Proxy Statement. Each of the members of the Audit Committee qualified as an "independent" directors under the current listing standards of the National Association of Securities Dealers. Each of the members of the Audit Committee is able to read and understand fundamental financial statements and at least one member has past employment experience in finance or accounting.

    Based on the review and discussions referred to above, the committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

AUDIT COMMITTEE

Charles L. Boppell
Vern O. Curtis
Carl R. Hays
Barry E. Krantz

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on our review of the forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock were complied with in fiscal 2000.

COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of The University of Chicago Graduate School of Business Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies) ("Nasdaq US") and the CRSP Index for Nasdaq Retail Eating and Drinking Places Stocks ("Nasdaq RE&D") for the period commencing on December 31, 19951 and ending on December 31, 20002.

Comparison of Cumulative Total Return From December 29, 1995 through December 29, 20001

Fresh Choice, Inc., CRSP Index for Nasdaq Stock Market (U.S. Companies) and CRSP Index for
Nasdaq Retail Eating and Drinking Places Stocks

1
Assumes that $100.00 was invested on December 29, 1995 in the Company's Common Stock at the closing sales price of $6.25 and at the closing sales price for each index on that date and that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

2
The last trading days in each of the fiscal years ended December 31, 1995, December 29, 1996, December 28, 1997, December 27, 1998, December 26, 1999 and December 31, 2000 were December 29, 1995, December 27, 1996, December 26, 1997, December 24, 1998, December 23, 1999 and December 29, 2000, respectively.

PRINCIPAL ACCOUNTING FIRM FEES

    The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, Deloitte & Touche LLP.

Audit Fees	$128,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$38,000	(1)

	$166,000

(1)
Includes fees for tax return preparation and tax consulting.

    The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence from the Company.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company selected, and by the affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders held on May 18, 2000, the stockholders approved Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year 2000. No event described in paragraph (a)(1)(v) of Item 304 of Regulations S-K has occurred within the Company's fiscal year ended December 31, 2000.

    The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending December 30, 2001. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT'S FOR THE FISCAL YEAR ENDING DECEMBER 30, 2001.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

    Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 485 Cochrane Circle, Morgan Hill, California 95037 no later than December 5, 2001, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals in order to be included in the Company's proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

JOAN M. MILLER Secretary

April 12, 2001

APPENDIX A

FRESH CHOICE, INC.
CHARTER OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    1.  The Audit Committee will have at least three members and shall be composed entirely of independent members of the Board of Directors (the "Board"). Members of the Audit committee shall be qualified to fulfill their responsibilities.

    2.  The purposes of the Audit Committee are:

    •
    to oversee the Company's accounting and financial reporting policies and practices, its internal controls and accounting and computer practices and procedures;

    •
    to oversee the quality, appropriateness of accounting practices and objectivity of the Company's financial statements and the independent audit thereof; and

    •
    to act as a liaison between the Company's independent auditors and the full Board.

    The function of the Audit Committee is oversight; it is the responsibility of the Company to maintain appropriate systems for accounting and internal control, and the auditors' responsibility to plan and carry out a proper audit. To this end, the Audit Committee shall have unrestricted access to the board, the independent auditors and the executive and financial management of the Company. Ultimately, the outside auditors shall be accountable to the Audit Committee and the Board, as representatives of the shareholders of the Company, and therefore both the Audit Committee and the board shall have authority to select, evaluate and, where appropriate, replace the outside auditor.

    3.  To carry out its purposes, the Audit Committee shall have the following duties and powers:

    •
    to recommend to the board the selection, retention or termination of auditors;

    •
    to require the independent auditors to submit to the Audit Committee, on a periodic basis, a written list of all relationships between the independent auditors and the Company, consistent with Independence Standards Board standards, to discuss with the independent auditors any such relationship that they affect the objectivity or independence of the outside auditors, and to recommend to the full Board any action deemed necessary to maintain the independence of the outside auditors;

    •
    to meet with the company's independent auditors, including private meetings, as necessary (i) to review the arrangements for, procedures to be utilized, and scope of the annual audit and any specific audits, (ii) to discuss any matters of concern relating to the Company's financial statements, including any adjustments to such statements recommended by the auditors, disagreements with management or other results of audit(s), (iii) to review the annual financial statements of the Company and significant accounting policies underlying the statements and their presentation to the public in the annual or other reports, (iv) to consider the auditor's comments with respect to the Company's financial policies, procedures and internal accounting controls and the Company's responses thereto and resolve as necessary, and (v) to review the form of opinion the auditors propose to the Board and Shareholders;

    •
    to consider the appropriateness of and effect upon the Company of any changes in accounting principles or practices proposed by the Company or the auditors;

    •
    to review legal and regulatory matters that may have a material impact on the financial statements of the Company, including company compliance policies and procedures.

    •
    to review the fees charged by the auditors for audit or non-audit services;

    •
    to investigate improprieties or suspected improprieties in Company operations;

    •
    to act in an advisory capacity to the Chief Executive Officer regarding personnel matters relating to legal and ethical behavior;

    •
    to perform such other functions as assigned by law, the Company's bylaws or the full Board; and

    •
    to report activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

    4.  The Audit Committee shall have a chairman, who shall be elected by a majority vote of the Board, shall meet on a regular basis and shall hold special meetings as circumstances require. The Audit Committee shall act by majority vote of its members.

    5.  The Audit Committee shall meet regularly with the financial officers of the Company, with internal auditors, if any, and with other officers as it deems appropriate.

    6.  The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

    7.  The Audit Committee shall prepare a report for inclusion in the company's annual proxy statement in accordance with applicable requirements of the U.S. Securities and Exchange Commission.

    8.  The Audit Committee shall review this Charter periodically and recommend any changes to the full Board.

FRESH CHOICE, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Everett F. Jefferson with full power of substitution to represent the undersigned and to vote all the shares of the stock of Fresh Choice, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hayes Mansion Conference, Center 220 Edenvale Avenue, San Jose, California, on Thursday, May 24, 2001 at 2:00 p.m. Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 2000 Annual Report to Stockholders.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED IN FAVOR OF PROPOSALS 1, 2 and 3.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example	/x/

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

						FOR	AGAINST	ABSTAIN
		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed	Proposal 2:	To approve the Company's 2001 Employee Stock Purchase Plan.	/ /	/ /	/ /
Proposal 1:	Election of Class III Directors listed below:	/ /	/ /	Proposal 3:	To ratify the appointment of Deloitte & Touche LLP as the Company's Independent accountants for the fiscal year ending December 30, 2001	/ /	/ /	/ /
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
Everett F. Jefferson Barry E. Krantz

Signature(s)	Date:

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

- FOLD AND DETACH HERE -

QuickLinks

Proxy Statement for Annual Meeting of Stockholders
GENERAL INFORMATION
ELECTION OF DIRECTORS
APPROVAL OF 2001 EMPLOYEE STOCK PURCHASE PLAN
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES(1)
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARISON OF STOCKHOLDER RETURN
Comparison of Cumulative Total Return From December 29, 1995 through December 29, 20001 Fresh Choice, Inc., CRSP Index for Nasdaq Stock Market (U.S. Companies) and CRSP Index for Nasdaq Retail Eating and Drinking Places Stocks
PRINCIPAL ACCOUNTING FIRM FEES
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS
APPENDIX A